EXHIBIT 5.1

LEGAL OPINION

May 1, 2019

Brownstein Hyatt Farber Schreck, LLP
410 Seventeenth Street, Suite 2200
Denver, Colorado 80202-4437
T 303.223.1100 F 303.223.1111

Board of Directors

Real Goods Solar, Inc.

110 16th Street, 3rd Floor

Denver, Colorado 80202

Ladies and Gentlemen:

We are acting as special counsel to Real Goods Solar, Inc., a Colorado corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-1, including any amendments thereto (the “Registration Statement”). The Registration Statement relates to (i) the offer and sale by the Company of up to 18,798,562 shares (the “Primary Shares”) of the Company’s Class A common stock, $0.0001 par value per share (“Common Stock”), upon exercise of existing (a) Series R Warrants, originally issued April 2, 2019, and (b) Series S Warrants, originally issued April 2, 2019, and (ii) the resale by the selling shareholders identified in the Registration Statement of up to 4,506,698 shares of Common Stock (the “Resale Shares” and together with the Primary Shares, collectively, the “Shares”), which includes shares of Common Stock issuable upon exercise of existing (a) WP14 Warrants, originally issued July 9, 2014, (b) WPA Warrants, originally issued February 27, 2015, (c) WPA2 Warrants, originally issued June 30, 2015, (d) Series G Warrants, originally issued April 1, 2016, (e) WPA3 Warrants, originally issued April 1, 2016, (f) WPA5 Warrants, originally issued December 13, 2016, (g) WPA6 Warrants, originally issued February 6, 2017, (h) WPA7 Warrants, originally issued February 9, 2017, (i) Series O Warrants, originally issued January 4, 2018, (j) WPA8 Warrants, originally issued January 4, 2018, (k) Series Q Warrants, originally issued April 9, 2018, (l) WPA9 Warrants, originally issued April 9, 2018, and (m) WPA10 Warrants, originally issued April 2, 2019. This opinion letter is furnished to you for filing with the Commission pursuant to Item 601 of Regulation S-K promulgated under the Act.

In reaching the opinion stated in this letter, we have reviewed originals or copies of the Registration Statement, the Company’s Articles of Incorporation and Bylaws, the resolutions of the Company’s Board of Directors or committees thereof authorizing the issuance of the Shares, and such other documents as we have considered relevant. We have assumed that: (i) all information contained in all documents that we have reviewed is correct; (ii) all signatures on all documents that we have reviewed are genuine; (iii) all documents submitted to us as originals are true and complete; (iv) all documents submitted to us as copies are true and complete copies of the originals thereof; (v) each natural person signing any document that we have reviewed had the legal capacity to do so; and (vi) each natural person signing in a representative capacity any document that we reviewed had authority to sign in such capacity.

Based upon the foregoing, it is our opinion that the Shares that are covered by the Registration Statement that are to be offered and sold from time to time by the Company or the selling shareholders, as applicable, have been duly authorized and, with respect to the Shares issuable upon exercise of the applicable warrant, when issued in accordance with the terms of the applicable warrant and upon receipt of the consideration contemplated thereby, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading “Legal Matters” therein. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

As to the foregoing matters with respect to which we express our opinion, we advise that we are admitted to practice in the States of Colorado and New York, and do not render any opinion as to legal matters subject to or governed by laws other than the States of Colorado and New York or United States federal jurisprudence.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP